EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 No.’s 333-114170, 333-111409, 333-106767, 333-31428, 333-83827, 333-46891, 333-45595, 333-45353, 333-45357, 333-30803 and 333-25437) of REMEC, Inc.,

(2)	Registration Statements (Form S-4 No.’s 333-90882, 333-74085, 333-27023 and 333-05343333-00000) of REMEC, Inc., and

(3)	Registration Statements (Form S-8 No.’s 333-108279, 333-102260, 333-98343, 333-67100, 333-67102, 333-37191, 333-37193, 333-04224, 333-16687, 333-27353, 333-23705) pertaining to the Employee Stock Purchase Plan, Spectrian 1992 Stock Plan, as amended, Spectrian 1994 Director Option Plan, as amended, Spectrian 1998 NonStatutory Stock Option Plan, as amended, Spectrian 1998 Employee Stock Purchase Plan, as amended, Non-Plan Options, Employee Stock Purchase Plan, Equity Incentive Plan and Employee Stock Purchase Plan of REMEC, Inc., C&S Hybrid, Inc. 1996 Equity Incentive Plan, Equity Incentive Plan and Employee Stock Purchase Plan, Magnum Microwave Corporation 1990 Employee Stock Option Plan and 1996 Nonemployee Directors Stock Option Plan, REMEC, Inc. Profit Sharing 401(k) Plan, Radian Technology, Inc. 1987 Stock Option Plan

of our report dated March 19, 2004 with respect to the consolidated financial statements of REMEC, Inc. and our report included in the following paragraph with respect to the financial statement schedule of REMEC, Inc. included in this Annual Report (Form 10-K) of REMEC, Inc.

Our audit also included the financial statement schedule of REMEC, Inc. listed in Item 15(a). This schedule is the responsibility of REMEC, Inc.’s management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is March 19, 2004, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

San Diego, California

May 1, 2006